Exhibit 99

Stem Names Software Veteran Arun Narayanan as Chief Executive Officer

Proven software executive with more than 25 years of experience to lead Company in execution of its software-focused strategy

Concludes CEO search announced in September 2024 and advances Stem’s transformation to a software and services company

David Buzby to step down as Interim CEO and Executive Chair, will remain Board Chair

SAN FRANCISCO – January 16, 2025 – Stem, Inc. (NYSE: STEM), a global leader in artificial intelligence (AI)-enabled clean energy software and services, today announced that its Board of Directors has appointed Arun Narayanan as Stem’s new Chief Executive Officer, effective January 27, 2025. Additionally, David Buzby will step down as Interim CEO and Executive Chairman of the Board, effective January 27, 2025, and will remain Chair of the Board.

“On behalf of the Board and the Stem leadership team, I am thrilled to welcome Arun to Stem,” said David Buzby, Executive Chair and Interim CEO. “Throughout our search for a new CEO, we prioritized finding a leader with deep software expertise and a track record of transformative leadership to advance Stem’s software and services strategy forward and to drive scalable growth and enhance long-term profitability. Arun’s expertise in building and managing software driven enterprises rounds out an experienced management team that includes Doran Hole who recently joined as Executive Vice President and Chief Financial Officer bringing 25 years of relevant industry experience and financial discipline. Collectively, we now have a full team capable of taking advantage of the opportunity to build the leading AI powered energy software company.”

“I thank the Board for entrusting me to build upon Stem’s rich history of best-in-class execution and to advance the Company’s strategy,” said Mr. Narayanan. “I have always seen software as the catalyst in accelerating the clean energy transition and the key contributor to meeting our planet’s climate goals. I look forward to working alongside the talented team at Stem to accelerate progress on our go-to-market strategy, drive growth and innovation, and deliver exceptional software-driven value to our customers, partners, and investors, helping promote safe, sustainable, and resilient energy systems.”

Mr. Narayanan is a seasoned business and digital leader with more than 25 years of expertise in software technology, operations, data and analytics, spanning industries such as oil and gas and renewable energy. His decades of experience at SLB (formerly Schlumberger) and Anglo American, building industry leading software for demanding global clients is a perfect complement to Stem’s vision and well-timed for this pivotal moment in the Company’s strategy and growth. Furthermore, Mr. Narayanan’s recent experience in the renewable energy industry sets the stage for a seamless entry as the leader and member of Stem’s strong executive management team.

Prior to joining Stem, Mr. Narayanan served as CEO of RES Digital Solutions, a division of RES, a global independent renewable energy company. In this role, Mr. Narayanan spearheaded innovation and led the development of cutting-edge software products and solutions, driving the digital transformation of the renewables sector. Prior to that, Mr. Narayanan was the Chief Data Officer of Anglo American, where he led the digital strategy to build its industry-leading data analytics platform, VOXEL.

Mr. Narayanan began his career at SLB, a Global Fortune 500 energy technology company, where, over his 21-year career, he held a range of software focused leadership positions and was ultimately responsible for defining and implementing software solutions as Vice President, Data & Analytics for Schlumberger’s Software division.

Forward-Looking Statements

Statements contained in this press release that are not statements of historical fact, including those that relate to our strategy and initiatives, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The potential risks and uncertainties that could cause our actual results, performance or achievements to differ from predicted results, performance or achievements include our ability to execute on, and achieve the expected benefits from, our operational and strategic initiatives; our ability to continue to grow and manage our growth effectively; our ability to attract and retain qualified employees and key personnel; our ability to retain or upgrade current customers, further penetrate existing markets or expand into new markets; our ability to meet contracted customer demand; supply chain interruptions and manufacturing or delivery delays; disruptions in sales, production, service or other business activities; general macroeconomic and business conditions in key regions of the world, including inflationary pressures, general economic slowdown or a recession, rising interest rates, changes in monetary policy, instability in financial institutions, and the prospect of a shutdown of the U.S. federal government; the direct and indirect effects of widespread health emergencies on our workforce, operations, financial results and cash flows; geopolitical instability, such as the ongoing conflict in Ukraine; the results of operations and financial condition of our customers and suppliers; pricing pressures; severe weather and seasonal factors; our ability to comply with, and the effect on our business of, evolving legal standards and regulations, including those concerning data protection, consumer privacy, sustainability and evolving labor standards; risks relating to the development and performance of our energy storage systems and software-enabled services; the risk that our business, financial condition and results of operations may be adversely affected by other political, economic, business and competitive factors; and other risks and uncertainties discussed in our most recent Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC. Statements in this press release are made as of the date of this release, and Stem disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events, or otherwise, except as required by law.

About Stem

Stem provides clean energy solutions and services designed to maximize the economic, environmental, and resiliency value of energy assets and portfolios. Stem’s leading AI-driven enterprise software platform, Athena® enables organizations to deploy and unlock value from clean energy assets at scale. Powerful applications, including AlsoEnergy’s PowerTrack, simplify and optimize asset management and connect an ecosystem of owners, developers, assets, and markets. Stem also offers integrated partner solutions to help improve returns across energy projects, including storage, solar, and EV fleet charging. For more information, visit www.stem.com.

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Stem Investor Contacts

Ted Durbin, Stem

Marc Silverberg, ICR

IR@stem.com

Stem Media Contact

Suraya Akbarzad, Stem

press@stem.com

Source: Stem, Inc.

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